Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Misonix, Inc.

Farmingdale, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4/A of our reports dated September 13, 2018, relating to the consolidated financial statements and schedule (which report on the consolidated financial statements includes an emphasis-of-matter paragraph regarding the adoption of Accounting Standards Update No. 2016-09 “Compensation-Stock Compensation (Topic 718)) and the effectiveness of internal control over financial reporting of Misonix, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Melville, New York

July 26, 2019